Exhibit 99.1

News Release For Immediate Release

Catasys Expands OnTrak-C Solution with Leading National Health Plan

Los Angeles, CA – May 7, 2019 – Catasys, Inc. (NASDAQ: CATS) (“Catasys” or the “Company”), a leading AI and technology-enabled healthcare company, today announced that it has expanded its OnTrak-C solution with one of the nation's leading health insurance providers. Eligible Medicaid members in Texas will now be able to participate in OnTrak for treatment of anxiety and depression, in addition to substance use disorders.

OnTrak is an integrated suite of interventions for health plan members with unaddressed behavioral conditions that worsen chronic medical comorbidities. The program includes evidence-based psychosocial and medical treatment, care coaching and support from in-market Community Care Coordinators. Catasys applies advanced data analytics and predictive modeling to identify health plan members who will benefit from the program and uniquely engages them, improving their health while delivering validated lower costs to health insurers.

Carol Murdock, Chief Commercial Officer, stated, “After successfully implementing the OnTrak program in Texas for this health plan partner over the past two years, we are pleased to expand this relationship to provide assistance to those suffering from anxiety and depression. Texas remains one of the largest states for Catasys in terms of eligible and enrolled members, and we believe that this expansion will enable us to impact a wider populace that is suffering from the impact of behavioral health issues.”

About Catasys, Inc.

Catasys, Inc. harnesses proprietary big data predictive analytics, artificial intelligence and telehealth, combined with human interaction, to deliver improved member health and validated outcomes and savings to health plans. Our mission is to help improve the health and save the lives of as many people as possible.

Catasys' integrated, technology-enabled OnTrak solution--contracted with a growing number of national and regional health plans--is designed to treat members with behavioral conditions that cause or exacerbate co-existing medical conditions such as diabetes, hypertension, coronary artery disease, COPD, and congestive heart failure, which result in high medical costs.

Catasys has a unique ability to engage these members, who do not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance.

OnTrak integrates evidence-based psychosocial and medical interventions delivered either in-person or via telehealth, along with care coaching and in-market Community Care Coordinators. The program improves member health and delivers validated cost savings to healthcare payers of more than 50 percent for enrolled members. OnTrak is available to members of several leading health plans in Alabama, California, Connecticut, Florida, Georgia, Illinois, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Mississippi, Missouri, Nebraska, New Jersey, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin.

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May 7, 2019

Learn more at www.catasys.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

For Investors:

Catasys, Inc.
Ariel Davis

Phone: 310-444-4346

Email:     ariel@catasys.com

For Media:

Catasys, Inc.

Cathy Finley

Phone: 310-444-4308

Email:     cfinley@catasys.com